     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1996

                                                  REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                               THE DII GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                     84-1224426
  (STATE OR OTHER JURISDICTION              (I.R.S. EMPLOYER IDENTIFICATION NO.)
OF INCORPORATION OR ORGANIZATION)

    6273 MONARCH PARK PLACE, SUITE 200                     80503
             NIWOT, COLORADO                            (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             ---------------------

                               THE DII GROUP, INC.
                        1994 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                              CARL R. VERTUCA, JR.
                               THE DII GROUP, INC.
                       6273 MONARCH PARK PLACE, SUITE 200
                              NIWOT, COLORADO 80503
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

          TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE:
                                 (303) 652-2221

                         CALCULATION OF REGISTRATION FEE
===========================================================================================================
                                                          Proposed           Proposed
                                                          Maximum            Maximum
     Title of Securities to be        Amount to be     Offering Price       Aggregate          Amount of
            Registered                 Registered       Per Share(1)    Offering Price(1)   Registration Fee
- ------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(2)...   300,000 Shares        $29.81           $8,943,000         $3,083.79
============================================================================================================

(1) Estimated solely for the purpose of computing the registration fee, based on the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market System on August 26, 1996.

(2) Including associated Series A Junior Participating Preferred Stock Purchase Rights attached thereto.

================================================================================

                           INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 relates to the registration of additional shares reserved for issuance under the registrant's 1994 Employee Stock Purchase Plan. Pursuant to General Instruction E. of Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 33-79940) filed with the Securities and Exchange Commission and effective on June 8, 1994 are hereby incorporated by reference herein.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niwot, State of Colorado, on the 28th day of August, 1996.

                                    The DII Group, Inc.

                                    By: /s/    Carl R. Vertuca, Jr.
                                        ---------------------------------------
                                        Name:  Carl R. Vertuca, Jr.
                                        Title: Senior Vice President and Chief
                                               Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                SIGNATURE                                 TITLE                                DATE
                ---------                                 -----                                ----
/s/         Ronald R. Budacz                    Chairman and Chief Executive              August 28, 1996
- -------------------------------------                      Officer
            Ronald R. Budacz


/s/       Carl R. Vertuca, Jr.                 Director, Senior Vice President            August 28, 1996
- -------------------------------------            and Chief Financial Officer
          Carl R. Vertuca, Jr.                  (Principal Financial Officer)


/s/          Thomas J. Smach                     Vice President-Finance and               August 28, 1996
- -------------------------------------                     Controller
             Thomas J. Smach



/s/         Robert L. Brueck                              Director                        August 28, 1996
- -------------------------------------
            Robert L. Brueck


/s/          Lewis E. Burns                               Director                        August 28, 1996
- -------------------------------------
             Lewis E. Burns

                                                          Director                        August   , 1996
- -------------------------------------
             Gary P. Kennedy


/s/          Gary L. Roubos                               Director                        August 28, 1996
- -------------------------------------
             Gary L. Roubos


/s/         Gerard T. Wrixon                              Director                        August 28, 1996
- -------------------------------------
       Gerard T. Wrixon, Msc. Phd.


/s/        Alexander W. Young                             Director                        August 28, 1996
- -------------------------------------
           Alexander W. Young

         Pursuant to the requirements of the Securities Act of 1933, The DII Group, Inc. 1994 Employee Stock Purchase Plan has duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 28th day of August, 1996.

                               The DII Group, Inc.
                               1994 Employee Stock Purchase Plan



                               By: /s/   Alexander W. Young
                                   ------------------------------------------
                                   Name:  Alexander W. Young
                                   Title: Co-Chairman, Compensation Committee

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
- -------                     -----------------------

  5            Opinion of Curtis, Mallet-Prevost, Colt & Mosle

 23.1          Consent of KPMG Peat Marwick LLP

 23.2          Consent of Deloitte & Touche

 23.3          Consent of Curtis, Mallet-Prevost, Colt & Mosle (included in
               Exhibit 5)